Rule 424(b)(3)

File No. 333-13262

Exhibit B to Deposit Agreement

CERTAIN RIGHTS OF THE OWNER OF THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS ADR UNIT UNDER ARTICLES 3, 12 AND 16 OF THIS ADR UNIT MAY BE SUSPENDED OR REVOKED PURSUANT TO THE PROVISIONS OF ARTICLE 22 OF THIS ADR UNIT

EFFECTIVE DECEMBER 23, 2003,

THE PAR VALUE WILL CHANGE TO 1 PENCE FROM 10 PENCE

No.

_________________________________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share

 represents one deposited IPO Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT UNITS

FOR IPO ORDINARY SHARES,

PAR VALUE £0.10 EACH, OF

XENOVA GROUP PLC

(INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that  ____________________________________________________________, or registered assigns, IS THE OWNER OF ___________________________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares (herein called "IPO Shares") of Xenova Group plc, incorporated under the laws of England and Wales (herein called the "Company") offered by, and sold as contemplated in, the Prospectus of the Company dated June ___, 1994.  The IPO Shares and all of the other Ordinary Shares, par value £0.10 each, of the Company are referred to in this ADR Unit as "Shares."  At the date hereof, each American Depositary Share represents one IPO Share which is either deposited or subject to deposit under the Deposit Agreement (hereinafter defined) at the London, England office of The Bank of New York, as Custodian (herein called the "Custodian").  The Owner of this ADR Unit has ADS Conversion Rights solely pursuant to, and which are evidenced by, that certain Deed Poll of the Company dated June __, 1994.  The term "American Depositary Share Units" means the American Depositary Shares evidenced hereby together with such ADS Conversion Rights.  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 48 Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This ADR Unit is one of the receipts (herein called "ADR Units") issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of July 14, 1994 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and holders from time to time of ADR Units issued thereunder, each of whom by accepting an ADR Unit agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the ADR Units and the rights and duties of the Depositary in respect of the IPO Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such IPO Shares and held thereunder (such IPO Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this ADR Unit are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF ADR UNITS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this ADR Unit, and upon payment of the fee of the Depositary provided in this ADR Unit, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this ADR Unit is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this ADR Unit.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF ADR UNITS.

The transfer of this ADR Unit is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this ADR Unit properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This ADR Unit may be split into other such ADR Units, or may be combined with other such ADR Units into one ADR Unit, evidencing the same aggregate number of American Depositary Shares as the ADR Unit or ADR Units surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination, or surrender of any ADR Unit, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Issuer, the Depositary, the Custodian or the Registrar may require payment from the presentor of the ADR Unit of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this ADR Unit, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations  the Depositary may establish consistent with the provisions of General Instruction IA(1) to Form F-6 under the Securities Act of 1933 and the provisions of the Deposit Agreement.

The delivery of ADR Units against deposits of IPO Shares generally or against deposits of particular IPO Shares may be suspended, or the transfer of ADR Units in particular instances may be refused, or the registration of transfer of outstanding ADR Units generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this ADR Unit, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any terms of the Deposit Agreement or this ADR Unit to the contrary, the surrender of outstanding ADR Units and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADR Units or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary shall comply with written instructions of the Company not to accept for deposit any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any ADR Unit or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this ADR Unit or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such ADR Unit until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this ADR Unit, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non assessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of IPO Shares and the sale of ADR Units evidencing American Depositary Shares representing such IPO Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of ADR Units.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of an ADR Unit may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or  the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any ADR Unit or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

Subject to the preceding paragraph, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ADR Units or to whom ADR Units are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADR Units or Deposited Securities or a distribution of ADR Units pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) stock transfer or other taxes and other governmental charges, (2) such transfer or registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of ADR Units pursuant to Sections 2.3 or 4.3 and the surrender of ADR Units pursuant to Section 2.5 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 thereof and (7) a fee for, and deduction of such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.2 or 4.4 of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause (7) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.2 or 4.4, respectively, of the Deposit Agreement, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

The Depositary, subject to Paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in ADR Units.

8.

PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO ADR UNITS.

It is a condition of this ADR Unit and every successive holder and Owner of this ADR Unit by accepting or holding the same consents and agrees, that title to this ADR Unit when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR Unit is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF ADR UNIT.

This ADR Unit shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this ADR Unit shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the ADR Units shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file certain reports and information with the Securities and Exchange Commission (hereinafter called the "Commission").

Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or any of its or their agents as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep separate books for the registration of ADR Units and Receipts and transfers of ADR Units and Receipts which at all reasonable times shall be open for inspection by the Owners of ADR Units and Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the ADR Units or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and will distribute the amount thus received to the Owners entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the ADR Units evidencing American Depositary Shares or the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding ADR Units and Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share Unit and American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto.

13.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADR Unit or Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary, after consultation with the Company, determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

In circumstances in which rights would otherwise not be distributed, if an Owner of ADR Units or Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADR Unit or Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner of ADR Units or Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share Unit or American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or such ADR Unit in accordance with the instructions set forth in such request.  If the Depositary does not receive any such instructions from an Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer to vote the underlying Shares or other Deposited Securities, as the case may be; provided however, that no such discretionary proxy shall be given with respect to any matter as to which the Issuer informs the Depositary that (i) the Issuer does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Shares or other Deposited Securiies will be materially and adversely affected.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or, except with respect to ADR Units, call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company shall incur any liability to any Owner or holder of any ADR Unit or Receipt, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Memorandum or Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of an ADR Unit or Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of ADR Units or Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the ADR Units or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of an ADR Unit or Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the ADR Units and Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the ADR Units or the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges) or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding ADR Unit or Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding ADR Units or Receipts.  Every Owner of an ADR Unit or a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADR Unit or Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any ADR Unit or Receipt to surrender such ADR Unit or Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all ADR Units and Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all ADR Units and Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of an ADR Unit or a Receipt, will upon (a) surrender of such ADR Unit or Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ADR Units and Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such ADR Units or the American Depositary Shares evidenced by such Receipt.  If any ADR Units or Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADR Units and Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADR Units or Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of an ADR Unit or a Receipt, any expenses for the account of the Owner of such ADR Unit or Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADR Units and Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of an ADR Unit or a Receipt, any expenses for the account of the Owner of such ADR Unit or Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

DISCLOSURE OF BENEFICIAL OWNERSHIP.

Notwithstanding any other provision of the Deposit Agreement, each Owner and beneficial owner of an ADR Unit or a Receipt agrees to provide such information as the Issuer may request in a disclosure notice (a "Disclosure Notice") given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the "Companies Act") or the Issuer's Memorandum and Articles of Association.  Each Owner and beneficial owner of an ADR Unit or a Receipt acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying Owner and beneficial owner is or was, or appears to be or has been, interested as provided in the Companies Act and the Issuer's Memorandum and Articles of Association (which currently include the withdrawal of voting rights or the withholding of any payments, including dividends and payments of a capital nature, in respect of the Shares represented by such American Depositary Shares, voiding any transfers of the Shares represented by such American Depositary Shares, prohibiting the issuance of additional shares by way of rights or bonus entitlement in respect of the Shares represented by such American Depositary Shares and the nullification of any agreement to effect any of the acts subject to the restrictions by virtue of the sanctions).

In addition, each Owner and beneficial owner of an ADR Unit or a Receipt agrees to comply with the provisions of the Companies Act with regard to the notification to the Issuer of interests in Ordinary Shares, which currently provide, inter alia that any holder of ADR Units or Receipts or other person who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Shares, or is aware that another person for whom it holds such ADR Unit or Receipts or owns such interest in ADR Units or Receipts is so interested, must within two United Kingdom business days after becoming so interested or so aware (and thereafter in certain circumstances upon any change of at least one percent (1%) of the outstanding Shares) notify the Issuer as required by the Companies Act.  Each Owner and beneficial owner of an ADR Unit or a Receipt acknowledges that it understands that failure to comply with the Companies Act in this regard may similarly result in the imposition of the sanctions described in the first paragraph of this Article 22.

In the event that the Issuer determines that there has been a failure to comply with a Disclosure Notice with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the Companies Act by a court of competent jurisdiction or the Issuer's Memorandum and Articles of Association by the Issuer, the Issuer shall so notify the Depositary, giving full details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities.  Except as prohibited by applicable law, the Depositary agrees to use reasonable efforts to comply with any such instructions requesting that the Depositary take the reasonable and feasible actions specified therein to apply such sanctions.